Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2009, in the Registration Statement (Form S-1) and related Prospectus of CareFusion Corporation dated July 23, 2009.

/s/ Ernst & Young LLP

San Diego, California

July 23, 2009